Exhibit 99



                              Cautionary Statements



The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their business, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. ATS Medical, Inc. desires to take advantage of the safe harbor provisions with respect to any forward-looking statements it may make in this filing, other filings with the Securities and Exchange Commission and any public oral statements or written releases. The words or phrases "will likely," "is expected," "will continue," "is anticipated," "estimate," "projected," "forecast," or similar expressions are intended to identify forward-looking statements within the meaning of the Act. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

In accordance with the Act, the Company identifies the following important general factors which if altered from the current status could cause the Company's actual results to differ from those described in any forward-looking statements:

* The continued acceptance of the mechanical heart valve in international markets
*   The acceptance by the U.S. FDA of regulatory submissions
* The continued performance of the mechanical heart valve without structural failure
* The actions of competitors including pricing changes and new product introductions
* The continued performance of independent distributors in selling the mechanical heart valve
*   The risk of product returns in connection with distributor terminations
* The actions of the supplier of pyrolytic carbon components for the mechanical heart valve
* Difficulties in establishing and operating our own pyrolytic carbon manufacturing capability
*   The continued contractual relationship with Carbomedics
*   Reimbursement of costs by third-party payors
*   Potential liability claims
*   Protection of our intellectual property rights
*   Volatility of Common Stock

This list is not exhaustive, and the Company may supplement this list in any future filing or in connection with the making of any specific forward-looking statement.